UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CHEMICAL FINANCIAL CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

March 16, 2005

CHEMICAL
FINANCIAL CORPORATIONSM

333 East Main Street
Midland, Michigan 48640

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 18, 2005

You are invited to attend the annual meeting of shareholders of Chemical Financial Corporation at the Midland Center for the Arts, 1801 W. St. Andrews Drive, Midland, Michigan, on Monday, April 18, 2005, at 2:00 p.m. local time. At the meeting, we will:

      1. elect eleven directors; and

      2. transact any other business that may properly come before the meeting.

You may vote at the meeting and any adjournment of the meeting if you were a shareholder of record at the close of business on February 18, 2005. Our 2004 Annual Report to Shareholders follows our proxy statement in this booklet. Our proxy statement and the enclosed proxy card are being sent to shareholders on and after March 16, 2005.

We look forward to seeing you at the meeting.

By Order of the Board of Directors,

David B. Ramaker

President and Chief Executive Officer

Your vote is important to us.

Even if you plan to attend the meeting,
PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

CHEMICAL FINANCIAL CORPORATION

333 East Main Street
Midland, Michigan 48640

ANNUAL MEETING OF SHAREHOLDERS

April 18, 2005

PROXY STATEMENT

Meeting Information

Time and Place of Meeting

You are invited to attend the annual meeting of shareholders of Chemical Financial Corporation (“Chemical Financial” or the “Corporation”) that will be held on Monday, April 18, 2005, at the Midland Center for the Arts, 1801 W. St. Andrews Drive, Midland, Michigan, at 2:00 p.m. local time.

This proxy statement and the enclosed proxy card are being furnished to you on and after March 16, 2005, in connection with the solicitation of proxies by Chemical Financial’s board of directors for use at the annual meeting. In this proxy statement, “we,” “us” and “our” refer to Chemical Financial Corporation, “you” and “your” refer to Chemical Financial Corporation shareholders, and “Chemical Bank” refers to Chemical Bank and Trust Company, Chemical Financial’s largest subsidiary bank.

Purpose of Meeting

The purpose of the annual meeting is to consider and vote upon the election of eleven directors. Your board of directors recommends that you vote FOR each of the nominees discussed in this proxy statement.

How to Vote Your Shares

You may vote at the meeting or by proxy if you were a shareholder of record of Chemical Financial common stock on February 18, 2005. You are entitled to one vote per share of Chemical Financial common stock that you own on each matter presented at the annual meeting.

As of February 18, 2005, there were 25,183,912 shares of Chemical Financial common stock issued and outstanding.

Your shares will be voted at the annual meeting if you properly sign and return to us the enclosed proxy. If you specify a choice, your proxy will be voted as specified. If you do not specify a choice, your shares will be voted for the election of each nominee for director named in this proxy statement. If other matters are presented at the annual meeting, the individuals named in the enclosed proxy will vote your shares on those matters in their discretion. As of the date of this proxy statement, we do not know of any other matters to be considered at the annual meeting.

You may revoke your proxy at any time before it is exercised by:

•	delivering written notice to the Secretary of Chemical Financial; or

•	attending and voting at the annual meeting.

Who Will Solicit Proxies

Directors, officers and employees of Chemical Financial and its affiliates will initially solicit proxies by mail. They also may solicit proxies in person, by telephone or by other means, but they will not receive any additional compensation for these efforts. Nominees, trustees and other fiduciaries who hold stock on behalf of beneficial owners of Chemical Financial common stock may communicate with the beneficial owners by mail or otherwise and may forward proxy materials to and solicit proxies from the beneficial owners. Chemical Financial will pay all costs of solicitation of proxies. Chemical Financial has engaged Georgeson Shareholder Communications, Inc. at an estimated cost of $1,000, plus expenses, to assist in the distribution of these materials.

Required Vote and Quorum

A plurality of the shares voting at the annual meeting is required to elect directors. This means that if there are more nominees than director positions to be filled, the nominees for whom the most votes are cast will be elected. In counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

A majority of the shares entitled to vote at the annual meeting must be present or represented at the meeting to constitute a quorum. If you submit a proxy or attend the meeting in person, your shares will be counted towards the quorum, even if you abstain from voting on some or all of the matters introduced at the meeting. Broker non-votes also count for quorum purposes.

Election of Directors

The board of directors presently consists of twelve individuals. The term of office for each of the directors expires at the annual meeting each year. Mr. Michael L. Dow is currently a director of the Corporation. He will retire from the Board of Directors at the annual meeting on April 18, 2005 in accordance with the Corporation’s mandatory age retirement policy.

The board of directors proposes that the following nominees be elected as directors for terms expiring at the annual meeting of shareholders to be held in 2006:

Nominees

Gary E. Anderson	Aloysius J. Oliver
J. Daniel Bernson	Frank P. Popoff
Nancy Bowman	David B. Ramaker
James A. Currie	Dan L. Smith
Thomas T. Huff	William S. Stavropoulos
Terence F. Moore

Each proposed nominee currently serves as a director of Chemical Financial for a term that will expire at this year’s annual meeting. Mr. Gary E. Anderson was appointed to the board of directors on January 17, 2005. Mr. Anderson’s appointment increased the size of the board of directors temporarily to twelve members. The board size will be re-established at eleven members immediately prior to the election of directors at the annual meeting on April 18, 2005. The persons named in the enclosed proxy card intend to vote for the election of the eleven nominees listed above. The proposed nominees are willing to be elected and serve as directors. If a nominee is unable to serve or is otherwise unavailable for election, which we do not anticipate, the incumbent board of directors may or may not select a substitute nominee. If a substitute nominee is selected, your proxy will be voted for the person so selected. If a substitute nominee is not selected, your proxy will be voted for the election of the remaining nominees. No proxy will be voted for a greater number of persons than the number of nominees named above.

Biographical information is presented below concerning the nominees for directors of Chemical Financial. Except as otherwise indicated, each nominee has had the same principal employment for over five years.

Chemical Financial’s Board of Directors and Nominees for Election as Directors

Gary E. Anderson, age 59, has served as a director of Chemical Financial since January 17, 2005 and was appointed to the Audit and Compensation Committees as of that date. Mr. Anderson has been Chairman of the board of directors of Dow Corning Corporation since March 2001. Mr. Anderson has worked with Dow Corning Corporation, a diversified company specializing in the development, manufacture and marketing of silicones and related silicon-based products, since 1967 and has served in various executive capacities for over 25 years, including President and Chief Executive Officer. Mr. Anderson has been a director of Chemical Bank since January 2001.

J. Daniel Bernson, age 63, has served as a director of Chemical Financial since January 15, 2001 as a result of the merger of Shoreline Financial Corporation (“Shoreline”) into Chemical Financial. Mr. Bernson has been a director and member of various committees of Chemical Bank Shoreline, a wholly owned bank subsidiary of Chemical Financial (previously Shoreline Bank, the bank subsidiary of Shoreline), since July 1999. Mr. Bernson has been President, since 1988, and Chief Executive Officer, since April 2004, of The Hanson Group of St. Joseph, Michigan, a holding company with diversified business interests in southwest Michigan, including Hanson Mold, Hanson Cold Storage Co., Eagle Technologies Group, the Meadows Subdivision and Pure.Fact, Inc. Mr. Bernson is a member of the Audit, Corporate Governance and Nominating, and Compensation Committees.

Nancy Bowman, age 53, has served as a director of Chemical Financial since January 2003 and is a member of the Audit and Compensation Committees. Ms. Bowman is a certified public accountant and co-owner of Bowman & Rogers, PC, an accounting and tax services company located in Lake City, Michigan. Ms. Bowman has served as a director and member of various committees of Chemical Bank West, a wholly owned bank subsidiary of Chemical Financial, since 1982.

James A. Currie, age 46, has been a director of Chemical Financial since August 1993 and is a member of the Audit and Compensation Committees and Chairman of the Corporate Governance and Nominating Committee. Mr. Currie is an investor. Mr. Currie has served as a director and member of various committees of Chemical Bank since February 1992, a director of CFC Financial Services, Inc., Chemical Financial’s insurance agency subsidiary, since February 2002, and a director of CFC Title Services, Inc., Chemical Financial’s title insurance subsidiary, since February 2002.

Thomas T. Huff, age 62, has served as a director of Chemical Financial since January 19, 2004 and is a member of the Audit Committee. Mr. Huff had been a director of Shoreline before the merger with the Corporation since 1987. Mr. Huff has been a director and member of various committees of Chemical Bank Shoreline (previously Shoreline Bank, the bank subsidiary of Shoreline) since 1986. Mr. Huff is an attorney, operating as a sole practitioner in Kalamazoo since 2003. Previously, from 1987 to 2002, Mr. Huff was a senior partner with the Varnum, Riddering, Schmidt and Howlett law firm. Mr. Huff additionally is a real estate developer.

Terence F. Moore, age 61, has served as a director of Chemical Financial since January 1998 and is Co-Chairman of the Audit Committee and a member of the Compensation and Corporate Governance and Nominating Committees. Mr. Moore has been President and Chief Executive Officer of MidMichigan Health in Midland, Michigan since 1982. MidMichigan Health is a health care organization operating in central and northern Michigan. From 1977 to 1984, Mr. Moore was President and Chief Executive Officer of MidMichigan Medical Center in Midland, which is MidMichigan Health’s largest subsidiary. Mr. Moore has served as a director and member of various committees of Chemical Bank since February 1991.

Aloysius J. Oliver, age 64, has served as a director of Chemical Financial since January 1997 and served as Chairman of its board of directors from January 2002 until May 1, 2004. Mr. Oliver resigned as Chairman in accordance with corporate governance best practices following the Sarbanes-Oxley Act of 2002. Good governance practices suggest that publicly traded companies either have an independent director serve as chairman or designate an independent director to be titled “lead director.” Mr. Oliver previously served as President and Chief Executive Officer of Chemical Financial from January 1997 until his retirement on December 31, 2001. Prior to being appointed President and Chief Executive Officer, Mr. Oliver served as Executive Vice President and Secretary from January 1985 to December 1996. Mr. Oliver joined Chemical Financial from Chemical Bank in January 1985. Mr. Oliver joined Chemical Bank in 1957 and served in various management capacities. Mr. Oliver became Vice President and Cashier of Chemical Bank in 1975, Secretary to the board of directors in 1979 and Senior Vice President in 1981. Mr. Oliver was elected to the board of directors of Chemical Bank in August 1996. During the last five years, Mr. Oliver has also served as a director and member of various committees of Chemical Bank West (also Chairman), CFC Financial Services, Inc., Chemical Financial’s insurance agency subsidiary, and CFC Title Services, Inc, Chemical Financial’s title insurance subsidiary. Mr. Oliver is a member of the Compensation and Corporate Governance and Nominating Committees.

Frank P. Popoff, age 69, became Chairman of Chemical Financial’s board of directors on May 1, 2004. Mr. Popoff has served as a director of Chemical Financial since February 1989 and is a member of the Audit and Corporate Governance and Nominating Committees and Chairman of the Compensation Committee. Mr. Popoff joined The Dow Chemical Company, a diversified science and technology company that manufactures chemical, plastic and agricultural products, in 1959 and served in senior positions in sales, marketing, operations and business management, including responsibilities for international areas of the company. Mr. Popoff was Chief Executive Officer of The Dow Chemical Company from 1987 to 1995 and Chairman of the board of directors from December 1992 until his retirement in November 2000. Mr. Popoff is also a director of American Express Company, Qwest Communications International, Inc., Shin-Etsu Chemical Co. Ltd. and United Technologies Corporation. Mr. Popoff has served as a director and member of various committees of Chemical Bank since July 1985.

David B. Ramaker, age 49, became President and Chief Executive Officer of Chemical Financial in January 2002. He has been a director of Chemical Financial since October 2001. He previously served as President and Chief Executive Officer of Chemical Bank and Executive Vice President and Secretary of Chemical Financial. He joined Chemical Bank as Vice President on November 29, 1989. Mr. Ramaker became President of Chemical Bank Key State (consolidated into Chemical Bank) in October 1993. Mr. Ramaker became President and a member of the board of directors of Chemical Bank in September 1996 and Executive Vice President and Secretary to the board of Chemical Financial and Chief Executive Officer of Chemical Bank on January 1, 1997. Mr. Ramaker currently serves as Chairman of each of Chemical’s three wholly-owned bank subsidiaries as well as CFC Financial Services, Inc. and CFC Title Services, Inc. During the last five years, Mr. Ramaker has also served as director of the Corporation’s other subsidiaries. Mr. Ramaker is a member of the Executive Management Committee of Chemical Financial.

Dan L. Smith, age 69, has served as a director of Chemical Financial since January 15, 2001, as a result of Shoreline’s merger into Chemical Financial. Before the merger, Mr. Smith was Chairman of the Board and Chief Executive Officer of Shoreline. Mr. Smith became Shoreline’s Chairman of the Board and Chief Executive Officer on January 1, 1993, having previously served as President of Shoreline. Mr. Smith continued to serve as President until June 1999. Mr. Smith was Secretary to the board of Shoreline until 1992. Mr. Smith also served as Chairman of the Board and Chief Executive Officer of Chemical Bank Shoreline (previously Shoreline Bank) from May 1994 through December 2002. Mr. Smith continues to serve as a director and member of various committees of Chemical Bank Shoreline. Mr. Smith also served as President of Shoreline Bank from May 1994 until June 1999. Through May 1994, Mr. Smith served as President of Inter-City Bank (predecessor of Shoreline Bank) since 1978, Chief Executive Officer of Inter-City Bank since 1988, and a director of Inter-City Bank since 1972. Mr. Smith is a member of the Audit, Compensation and Corporate Governance, and Nominating Committees.

William S. Stavropoulos, age 65, has been a director of Chemical Financial since August 1993. Mr. Stavropoulos is

Chairman of the board of directors of The Dow Chemical Company, a diversified science and technology company that manufactures chemical, plastic and agricultural products. Mr. Stavropoulos joined The Dow Chemical Company in 1967 and has served in various senior management positions. Mr. Stavropoulos was named President of Dow Latin America in 1984, Group Vice President in 1987, Vice President in 1990, President of Dow U.S.A. in 1990, Senior Vice President in 1991, President and Chief Operating Officer in 1993, Chief Executive Officer in November 1995 and Chairman of the board of directors in November 2000. He was elected to the board of directors of The Dow Chemical Company in 1990. Mr. Stavropoulos served as President and Chief Executive Officer from 1995 to 2000 and was reappointed to that position in December 2002. In November 2003, Mr. Stavropoulos relinquished the position as President and in November 2004 relinquished the position as Chief Executive Officer. Mr. Stavropoulos is also a director of NCR Corporation, BellSouth Corporation and Maersk Inc., and a trustee of the Fidelity Group of Funds. Mr. Stavropoulos has served as a director and member of various committees of Chemical Bank since April 1992. Mr. Stavropoulos is a member of the Audit and Corporate Governance and Nominating Committees.

Your Board of Directors Recommends that You

Vote FOR the Election of All Nominees as Directors

Committees of the Board of Directors

Among others, the board of directors has established the following three standing committees:

•	Audit Committee
•	Compensation Committee
•	Corporate Governance and Nominating Committee

Audit Committee. The Audit Committee oversees the accounting and financial reporting processes on behalf of the board of directors. The Audit Committee oversees the audit of the financial statements and is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged by the Corporation. The Audit Committee operates pursuant to a written charter. The Audit Committee is comprised solely of independent directors as defined by the Sarbanes-Oxley Act of 2002 and the National Association of Securities Dealers’ (“NASD”) listing standards. The Audit Committee is composed of Messrs. Dow and Moore, Co-Chairmen; Ms. Bowman and Messrs. Anderson, Bernson, Currie, Huff, Popoff, Smith and Stavropoulos. The Audit Committee met six times during 2004. Messrs. Anderson, Bernson, Moore, Popoff and Stavropoulos are considered “audit committee financial experts” as defined by the Securities and Exchange Commission. The Audit Committee has a Pre-Approval Policy to pre-approve the audit and non-audit services performed by the independent registered public accounting firm. All services provided by the independent registered public accounting firm are either within general pre-approved limits or specifically approved by the Audit Committee. The general pre-approval limits are detailed as to each particular service and are limited by a specific dollar amount for each type of service per project. The pre-approval policy requires the Audit Committee to be informed of the services provided under the pre-approval guidelines at the next regularly scheduled Audit Committee meeting. A current copy of the Audit Committee written charter is available on Chemical Financial’s corporate website at www.chemicalbankmi.com under “Investor Information.”

Compensation Committee. The Compensation Committee reviews salaries, bonuses and other compensation of all officers of Chemical Financial, administers Chemical Financial’s stock option plans and makes recommendations to the board of directors regarding the awards of stock options under these plans. The Compensation Committee operates pursuant to a written charter. The Compensation Committee is composed of Mr. Popoff, Chairman, Ms. Bowman and Messrs. Anderson, Bernson, Currie, Moore, Oliver and Smith. The Compensation Committee met once during 2004.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee oversees the Corporation’s corporate governance responsibilities on behalf of the board of directors and is responsible for the identification and recommendation of individuals qualified to become members of the board of directors for each vacancy that occurs and for each election of directors at an annual meeting of shareholders. The Corporate Governance and Nominating Committee operates pursuant to a written charter. This committee is composed of Mr. Currie, Chairman, and Messrs. Bernson, Dow, Moore, Oliver, Popoff, Smith and Stavropoulos. The Corporate Governance and Nominating Committee met once during 2004. The Corporate Governance and Nominating Committee operates pursuant to a written charter, a current copy of which is available on Chemical Financial’s corporate website at www.chemicalbankmi.com under “Investor Information.” All members of the Corporate Governance and Nominating Committee are independent as defined by the NASD listing standards.

Board and Annual Meeting Attendance

During 2004, Chemical Financial’s board of directors held five regular meetings. All directors attended at least 75% of the aggregate number of meetings of the board of directors and meetings of committees on which they served during the year (during the periods that they served). The Corporation has a policy that requires all members of and nominees to the board of directors to attend the annual meeting each year. All directors serving at April 19, 2004 attended the Corporation’s 2004 annual meeting held on that date.

Compensation of Directors

During 2004, Chemical Financial compensated its directors who were not regular salaried employees of Chemical Financial at the rate of $1,500 for every board meeting attended and $550 for every committee meeting attended. Regular salaried employees of Chemical Financial and its subsidiaries do not receive fees for serving on, or attending meetings of, the board of directors of Chemical Financial or its subsidiaries or meetings of any of their committees. During 2004, Chemical Financial’s bank subsidiaries compensated their directors at the rate of $1,100 for every board meeting attended and $550 for every committee meeting attended.

On December 31, 2002, Chemical Financial entered into a one-year retirement agreement with Mr. Oliver. Under that agreement, Chemical Financial paid Mr. Oliver annual compensation of $50,000 and provided group health benefits consistent with those available under Chemical Financial’s retiree medical plan. Mr. Oliver agreed to continue to serve as Chairman of the board of directors of Chemical Financial and a director of Chemical Bank through December 31, 2003. This agreement was renewed on December 31, 2003 on the same terms until the annual meeting of the Corporation in April 2004. Mr. Oliver also agreed to a covenant not to compete as long as payments were being made to him under the agreement.

The board of directors adopted the Chemical Financial Corporation Plan for Deferral of Directors’ Fees. This plan is available to all directors of Chemical Financial and its subsidiaries who receive fees, including community bank advisory directors. Under the plan, directors and community bank advisory directors that participate in the plan must elect before December 31 of each year to defer either 50% or 100% of fees to be earned in the following year. These fees will be paid out in any number of calendar years from one to ten commencing during or following the year the director ceases to be a director or the year after the director attains age 70. During the deferral period, the plan provides that the Corporation shall accrue to the directors or community bank advisory directors interest on the accumulated amount of deferred fees at the rate paid by Chemical Bank on a variable rate money market savings account.

Shareholder Nominations

The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders, directors, officers, third party search firms and other sources. Shareholders may recommend individual nominees for consideration by the Corporate Governance and Nominating Committee by communicating with the committee as described under the heading “Communicating with the Board.” The Corporate Governance and Nominating Committee will ultimately determine whether a shareholder recommendation will result in a nomination under this process. In considering potential nominees, the committee will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating the skills and characteristics required of board members, the committee considers factors such as experience, diversity, potentials for conflicts of interest, independence, character and integrity, ability to devote sufficient time to board service, and capacity to represent the balanced, best interests of the shareholders as a group. Direct shareholder nominations may only be made by sending a notice to the Secretary of Chemical Financial that sets forth:

•	the name, age, business address and residence address of each nominee;

•	the principal occupation or employment of each nominee;

•	the number of shares of Chemical Financial common stock beneficially owned by each nominee;

•	a statement that each nominee is willing to be nominated and to serve if elected; and

•	such other information concerning each nominee as would be required to be provided in a proxy statement soliciting proxies for the election of each nominee.

You must send this notice to the Secretary of Chemical Financial not less than 120 days prior to the date of an annual meeting and not more than seven days following the date of notice of a special meeting called for election of directors.

Communicating with the Board

Shareholders and interested parties may communicate with members of Chemical Financial’s board of directors by sending correspondence addressed to the board as a whole, a specific committee, or a specific board member c/o Joseph Torrence, First Vice President, Human Resources, Chemical Financial Corporation, 333 E. Main Street, Midland, Michigan 48640. All correspondence will be forwarded directly to the applicable members of the board of directors.

Ownership of Chemical Financial Common Stock

Five Percent Shareholder

Listed below is the only shareholder of Chemical Financial known by management to have been the beneficial owner of more than 5% of the outstanding shares of Chemical Financial common stock as of January 31, 2005. This entity is the Trust and Investment Management Services department (Trust Department) of Chemical Bank:

Amount and Nature of Beneficial Ownership of
Common Stock(1)

	Sole Voting	Shared Voting	Total
Name and Address of	and Dispositive	or Dispositive	Beneficial	Percent of
Beneficial Owner	Power	Power(2)	Ownership	Class

Chemical Bank and Trust Company	1,335,953	529,650	1,865,603	7.38%
Trust Department 333 E. Main Street Midland, MI 48640(3)

Ownership of Chemical Financial Common Stock by Directors and Executive Officers

The following table sets forth information concerning the number of shares of Chemical Financial common stock held as of January 31, 2005, by each of Chemical Financial’s directors and nominees for director, each of the named executive officers who are included in the Summary Compensation Table, and all of Chemical Financial’s directors, nominees for director and executive officers as a group:

	Amount and Nature of Beneficial Ownership of
	Common Stock(1)

		Shared
	Sole Voting	Voting or	Stock Options	Total
Name of	and Dispositive	Dispositive	Exercisable in	Beneficial		Percent of
Beneficial Owner	Power	Power(2)	60 Days	Ownership		Class

G.E. Anderson	3,168	5,418		8,586
J. D. Bernson	—	12,903	—	12,903		*
N. A. Bowman	2,040	—	—	2,040		*
J. A. Currie	114,049	16,894	—	130,943		*
M.L. Dow	—	173,520 (4)	—	173,520	(4)	*
L. A. Gwizdala	673	36,508	18,189	55,370		*
T. T. Huff	46,211	—	—	46,211		*
J. R. Milroy	8,513	16,158	8,583	33,254		*
T. F. Moore	—	12,617	—	12,617		*
A. J. Oliver	108,811	—	—	108,811		*
F. P. Popoff	21,416	—	—	21,416		*
D. B. Ramaker	14,433	—	32,135	46,568		*
J. A. Reisner	12,765	3,682	12,712	29,159		*
D. L. Smith	44,122	11,445	—	55,567		*
W. S. Stavropoulos	6,012	349,683 (5)	—	355,695	(5)	1.41%
J. E. Tomczyk	691	1,056	1,555	3,302		*
All directors and executive officers as a group	441,457	699,939 (6)	102,821	1,244,217	(6)	4.92%

  *  Less than 1%.

(1)	The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that, under applicable regulations, are considered to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, has or shares voting power or dispositive power with respect to the security. A person will also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days. Shares held in various fiduciary capacities through the Trust Department of Chemical Bank are not included unless otherwise indicated. Chemical Financial and the directors and officers of Chemical Financial and Chemical Bank disclaim beneficial ownership of shares held by the Trust Department in fiduciary capacities.

(2)	These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust, or other contract or property right, and shares held by spouses and children over whom the listed person may have influence by reason of relationship. Shares held in fiduciary capacities by the Trust Department of Chemical Bank are not included unless otherwise indicated. The directors and officers of Chemical Financial may, by reason of their positions, be in a position to influence the voting or disposition of shares held in trust by Chemical Bank to some degree, but disclaim beneficial ownership of these shares.

(3)	These numbers consist of certain shares held in various fiduciary capacities through the Trust Department of Chemical Bank. Chemical Bank also holds in various fiduciary capacities a total of 2,370,833 shares of Chemical Financial common stock over which it does not have voting or dispositive power and which are not included in these numbers. Chemical Financial and the directors and officers of Chemical Financial and Chemical Bank disclaim beneficial ownership of shares held by the Trust Department in a fiduciary capacity.

(4)	These numbers include 73,280 shares held by two trusts as of January 31, 2005, of which Mr. Dow is a trustee. Mr. Dow disclaims beneficial ownership of these shares.

(5)	These numbers include 349,683 shares owned by the Rollin M. Gerstacker Foundation as of January 31, 2005. Mr. Stavropoulos is a trustee of that foundation. Mr. Stavropoulos has no beneficial interest in the shares owned by the foundation and disclaims beneficial ownership of these shares.

(6)	These numbers include all shares described in notes 4 and 5 above and 16,215 shares owned by a foundation of which an executive officer of the Corporation is a trustee. That executive officer has no beneficial interest in the shares owned by the foundation and disclaims beneficial ownership of these shares.

Shareholder Return

The following line graph compares Chemical Financial’s cumulative total shareholder return on its common stock over the last five years, assuming the reinvestment of dividends, to the Standard and Poor’s (referred to as “S&P”) 500 Stock Index and the KBW 50 Index. Both of these indices are also based upon total return (including reinvestment of dividends) and are market-capitalization-weighted indices. The S&P 500 Stock Index is a broad equity market index published by Standard and Poor’s. The KBW 50 Index is published by Keefe, Bruyette & Woods, Inc., an investment banking firm that specializes in the banking industry. The KBW 50 Index is composed of 50 money center and regional bank holding companies. The line graph assumes $100 was invested on December 31, 1999.

The dollar values for total shareholder return plotted in the graph are shown in the table below:

			S&P
	Chemical		500
	Financial	KBW 50	Stock
December 31	Corporation	Index	Index

1999	$100.0	$100.0	$100.0
2000	81.6	123.0	90.9
2001	115.1	118.0	80.1
2002	126.6	109.7	62.4
2003	155.4	147.0	80.3
2004	187.5	161.7	89.0

Executive Compensation

Summary of Executive Compensation

The following table shows information concerning the compensation earned from Chemical Financial or its subsidiaries during each of the three years in the period ended December 31, 2004, by the Chief Executive Officer and each of Chemical Financial’s four most highly compensated executive officers who served in positions other than Chief Executive Officer at December 31, 2004. The positions listed in the table are those in which the applicable officer served at December 31, 2004.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation

		Annual Compensation(1)			Awards		Payouts

						Number of
				Other	Restricted	Shares
Name and				Annual	Stock	Underlying	LTIP	All Other
Principal Position	Year	Salary	Bonus	Compensation	Awards	Options	Payouts	Compensation(2)

David B. Ramaker	2004	$275,000	$90,150			15,750		$4,420
President and Chief	2003	250,000	75,150			8,400		4,315
Executive Officer of	2002	210,000	80,150			5,512		3,290
the Corporation
James R. Milroy	2004	$200,000	$60,150			8,400		$3,994
Executive Vice President,	2003	190,000	45,150			4,725		4,010
Chief Operating Officer	2002	180,000	55,150			3,858		3,810
and Secretary of the Corporation
Lori A. Gwizdala	2004	$182,000	$60,150			8,400		$3,960
Executive Vice President,	2003	170,000	50,150			4,725		3,610
Chief Financial Officer	2002	155,000	55,150			3,858		3,310
and Treasurer of the
Corporation
John A. Reisner	2004	$151,500	$39,150			5,250		$3,946
President and Chief	2003	147,000	40,150			2,887		3,824
Executive Officer of	2002	142,000	40,150			2,756		3,742
Chemical Bank and Trust
Company
James E. Tomczyk	2004	$151,000	$35,150			5,250		$3,189
President and Chief	2003	147,000	29,150			2,887		2,761
Executive Officer of	2002	142,004	40,150			2,756		3,142
Chemical Bank Shoreline

(1)	Includes compensation deferred under Chemical Financial’s 401(k) savings plan.

(2)	The amounts set forth in the “All Other Compensation” column for 2004 represent matching contributions under the 401(k) savings plan and insurance payments with respect to term life insurance. The 401(k) savings plan matching contributions were as follows: Mr. Ramaker, $4,100; Mr. Milroy, $3,781; Ms. Gwizdala, $3,640; Mr. Reisner, $3,030; and Mr. Tomczyk, $2,530. The insurance payments with respect to term life insurance were as follows: Mr. Ramaker, $320; Mr. Milroy, $213; Ms. Gwizdala, $320; Mr. Reisner, $916; and Mr. Tomczyk, $659.

Option Grants and Values

The following tables provide information concerning stock options granted to and exercised by the named executive officers during 2004 and unexercised options held as of December 31, 2004:

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants

		Percent of
		Total
	Number of	Options
	Shares	Granted to	Exercise
	Underlying	Employees	Price		Grant Date
	Options	in Fiscal	Per	Expiration	Present
Name	Granted(1)	Year	Share(1)	Date	Value(2)

David B. Ramaker	15,750	8.34%	$39.69	12/13/2014	$181,597

James R. Milroy	8,400	4.45	39.69	12/13/2014	96,852

Lori A. Gwizdala	8,400	4.45	39.69	12/13/2014	96,852

John A. Reisner	5,250	2.78	39.69	12/13/2014	60,532

James E. Tomczyk	5,250	2.78	39.69	12/13/2014	60,532

(1)	The per share exercise price of each option is equal to the market value of Chemical Financial common stock on the date each option was granted. Options were granted on December 13, 2004. The outstanding options were granted for a term of 10 years. Options terminate, subject to certain limited exercise provisions, in the event of death, retirement or other termination of employment. Options become exercisable twenty percent per year, beginning one year from the date of grant. All options permit the option price to be paid by delivery of cash or other shares of Chemical Financial common stock owned by the option holder, including shares acquired through the exercise of other options.

(2)	Based on the Black-Scholes option pricing model. The actual value, if any, an option holder may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized by an option holder will be at or near the value estimated by the Black-Scholes model. The estimated values in the table above were calculated using the Black-Scholes model based on assumptions that include:

•	a stock price volatility factor of 32.7%, calculated using monthly stock prices for the seven years prior to the grant date;
•	an average risk-free rate of return of 3.14%;
•	an expected average dividend yield of 2.50% (approximately the dividend yield at the date of the grant); and
•	an expected average option holding period of 7 years, which approximates Chemical Financial’s historical experience.

No adjustments were made for the general non-transferability of the options or to reflect any risk of forfeiture before vesting. Disclosure of grant date present value is presented pursuant to Securities and Exchange Commission regulations. Chemical Financial’s use of the Black-Scholes model to indicate the present value of each grant is not an endorsement of this valuation method.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

			Number of Shares		Value of Unexercised
	Number of		Underlying Unexercised		In-the-Money
	Shares		Options at Fiscal Year-End		Options at Fiscal Year-End(2)
	Acquired on	Value
Name	Exercise(1)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

David B. Ramaker	1,851	$35,208	32,135	15,750	$413,006	$14,715
James R. Milroy	2,315	30,400	8,583	8,400	72,932	7,848
Lori A. Gwizdala	3,350	64,367	18,189	8,400	215,946	7,848
John A. Reisner	1,722	21,126	12,712	5,250	160,712	4,905
James E. Tomczyk	—	—	1,555	12,282	27,178	78,185

(1)	The number of shares shown is the gross number of shares covered by options exercised. Officers may deliver other shares owned in payment of the option price and shares may be withheld for tax withholding purposes, resulting in a smaller net increase in their share holdings.

(2)	The values reported are based on a fair market value of $40.62 per share, the closing bid price of Chemical Financial’s common stock on The Nasdaq Stock Market on December 31, 2004.

Stock Option Plans

The Chemical Financial Corporation 1987 Award and Stock Option Plan and the Stock Incentive Plan of 1997 provide for awards of nonqualified stock options, incentive stock options, stock appreciation rights, or a combination thereof.

The 1997 plan was approved by the shareholders at the April 21, 1997 annual meeting of shareholders. At the April 20, 1992 annual meeting of shareholders, the shareholders voted to increase the authorized shares issuable under the 1987 plan by 100,000 shares and extend the plan to April 20, 1997. In addition, during 2001 and 2003 replacement options were exchanged for old stock options as part of the Corporation’s bank acquisitions. As of December 31, 2004, there were options outstanding to purchase 626,015 shares of Chemical Financial’s common stock and 173,718 shares available for future awards under the 1997 plan.

Key employees of Chemical Financial and its subsidiaries, as the Compensation Committee of the board of directors may select from time to time, are eligible to receive awards under the 1997 plan.

The plans provide that the option price of incentive stock options awarded shall not be less than the fair market value of Chemical Financial’s common stock on the date of grant. Historically, options granted under the plans are first exercisable from one to five years from the date of grant, at the discretion of the Compensation Committee, and expire not later than ten years and one day after the date of grant. Options granted may be designated nonqualified stock options or incentive stock options. Options granted may include stock appreciation rights that entitle the recipient to receive cash or a number of shares of common stock without payment to Chemical Financial that have a market value equal to the difference between the option price and the market price of the total number of shares awarded under the option at the time of exercise of the stock appreciation right. The plans provide, at the discretion of the Compensation Committee, that payment for exercise of an option may be made in the form of shares of Chemical Financial’s common stock having a fair market value equal to the exercise price of the option at the time of exercise, or in cash. The plans also provide for the payment of the required tax withholding generated upon the exercise of a nonqualified stock option in the form of shares of Chemical Financial’s common stock having a fair market value equal to the amount of the required tax withholding at the time of exercise, upon prior approval and at the discretion of the Compensation Committee.

PENSION PLAN TABLE

	Years of Service

Average					30 or
Remuneration	10	15	20	25	more

$100,000	$15,200	$22,800	$30,400	$38,000	$45,600
150,000	22,800	34,200	45,600	57,000	68,400
200,000	30,400	45,600	60,800	76,000	91,200
250,000	38,000	57,000	76,000	95,000	114,000
300,000	45,600	68,400	91,200	114,000	136,800
350,000	53,200	79,800	106,400	133,000	159,600

Pension Plan

Chemical Financial and its subsidiaries make annual contributions up to the maximum amount deductible for federal income tax purposes to the Chemical Financial Corporation Employees’ Pension Plan, which is a defined benefit plan and is qualified for federal tax purposes. Chemical Financial has the authority to terminate the pension plan at any time. The Internal Revenue Code limits the annual benefits that may be paid from a tax-qualified retirement plan.

As permitted by the Employee Retirement Income Security Act of 1974, Chemical Financial has established a supplemental pension plan that provides for the payment to certain executive officers of Chemical Financial, as determined by the Compensation Committee, benefits to which they would have been entitled, calculated under the provisions of the pension plan, as if the limits imposed by the Internal Revenue Code did not apply.

The table above shows the estimated combined annual pension benefits that would be payable under the pension plan and supplemental pension plan to salaried employees, including the named executive officers, if they retire in 2005 at normal retirement age at the annual levels of average pay and years of service indicated. “Average Remuneration” is the average annual base salary, excluding any bonus, for the five highest consecutive years during the ten years preceding the date of retirement.

The pension plan covers the annual base salary of all salaried employees as of January 1 of each year. Upon retirement at age 65, a retiree will receive an annual benefit of 1.52% of his or her average annual base salary for the five highest consecutive years during the ten years preceding his or her date of retirement, multiplied by the retiree’s number of years of credited service (subject to a maximum of 30 years). Benefits at retirement ages under 65 are also determined based upon length of service and pay, as adjusted in accordance with the pension plan. The pension plan provides for vesting of benefits after attaining five years of service, disability and death benefits, and optional joint and survivor benefits for the employee and his or her spouse.

The amount shown under the caption “Salary,” excluding the amount shown under the caption “Bonus,” in the Summary Compensation Table in this proxy statement is representative of the most recent calendar year compensation used in calculating average pay under the pension plan. With respect to credited years of service under the pension plan, as of December 31, 2004, Mr. Ramaker had 15.2 years, Mr. Milroy had 14.8 years, Ms. Gwizdala had 20 years, Mr. Reisner had 25.4 years and Mr. Tomczyk had 5.8 years.

The retirement benefits shown in the Pension Plan Table are based on the assumption that an employee retires in 2005 at normal retirement age and will elect a benefit for his or her life with 120 monthly payments guaranteed. If the employee were to elect a benefit payable to a surviving spouse of 50% or more of the employee’s retirement benefit or for the employee’s life only, the retirement benefit for the employee would be adjusted. The benefits listed in the Pension Plan Table are not subject to a deduction for social security or any other offset amount.

Compensation Committee Report on Executive Compensation

The Compensation Committee of Chemical Financial’s board of directors reviews and determines Chemical Financial’s compensation programs, including individual salaries of executive and senior officers. The Compensation Committee is composed of Mr. Popoff, Chairman, Ms. Bowman and Messrs. Anderson, Bernson, Currie, Moore, Oliver and Smith. All members are non-employee directors of Chemical Financial and independent as defined in the NASD listing standards.

Under the supervision of the Compensation Committee, Chemical Financial has developed and implemented compensation plans that seek to align the financial interests of Chemical Financial’s executive and senior officers with those of its shareholders. Chemical Financial’s executive compensation program is comprised of three primary components: base salary, annual cash incentive bonus opportunities and longer-term incentive opportunities in the form of stock option awards.

To attract and retain officers with exceptional abilities and talent, annual base salaries are set to provide competitive levels of compensation recognizing individual performance and achievements. Annual cash incentive bonuses are used to reward executive and senior officers for individual performance, accomplishments and achievement of annual business targets. A portion of potential career compensation is linked to corporate performance through stock option awards.

The Compensation Committee determines the annual base salary, incentive bonus and stock option awards for the Chief Executive Officer. Annual base salary, incentive bonus and stock option awards with respect to Chemical Financial’s other executive and senior officers are recommended by the Chief Executive Officer to, and ultimately determined by, the Compensation Committee. All other executive and senior officers of Chemical Financial are eligible to participate in the same executive compensation plans that are available to the Chief Executive Officer.

In evaluating the performance of and determining the annual base salary, incentive bonus and stock option awards for the Chief Executive Officer and other executive and senior officers, the Compensation Committee takes into account management’s contribution to the long-term success of Chemical Financial. The Compensation Committee considers return to shareholders to be primary in measuring financial performance. The philosophy of Chemical Financial is to maximize long-term return to shareholders consistent with its commitments to maintain the safety and soundness of the institution and provide the highest possible level of service at a fair price to the customers and communities that it serves. The Compensation Committee has taken these subjective and qualitative factors into account, along with quantitative measures of corporate performance, in establishing the annual salary, incentive bonus and stock option awards for the Chief Executive Officer and Chemical Financial’s other executive and senior officers, giving at least equal weight to the subjective and qualitative factors and no particular weight to any specific factor. The determination of the size of stock option awards is based upon a subjective analysis of each recipient’s position within the organization, his or her individual performance and his or her growth potential within the organization. The number of stock option awards previously granted to a recipient is not a factor considered in the determination of the grant of a new stock option award.

The Compensation Committee primarily considers five quantitative measures of corporate performance in establishing the compensation to be paid to the Chief Executive Officer and Chemical Financial’s other executive and senior officers. These measures of performance are: (i) earnings per share and earnings per share growth; (ii) the level of net loan losses; (iii) capital position; (iv) targeted as compared to actual annual operating performance; and (v) Chemical Financial’s annual performance and financial condition as compared to that of its Federal Reserve Bank (FRB) bank holding company peer group. These measures were considered by the Compensation Committee in determining each component of executive compensation, although no particular weight was given to any specific factor.

Mr. Ramaker’s base salary for 2004 was established at the beginning of the year to provide a competitive level of compensation and took into account corporate performance through December 31, 2003. Chemical Financial’s performance during 2003 exceeded that of its FRB bank holding company peer group.

Mr. Ramaker’s 2004 incentive bonus was established at the end of the year based upon performance of Chemical Financial during 2004. Chemical Financial achieved record net income in 2004 of $56.7 million. In 2004, Chemical Financial’s net income per share of $2.25 increased 0.9% over 2003 net income per share. Return on assets was 1.47% in 2004, compared to 1.56% in 2003. Net loan losses represented 0.11% of average loans in 2004, compared to its FRB bank holding company peer group annualized ratio as of September 30, 2004 of 0.67%.

In 1993, Congress amended the Internal Revenue Code to add Section 162(m). Section 162(m) provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions.

The Compensation Committee has examined Chemical Financial’s executive compensation policies in light of Section 162(m) and the regulations that have been adopted to implement that section. It is not expected that any portion of Chemical Financial’s deduction for employee remuneration will be disallowed in 2005 or in future years by reason of actions expected to be taken in 2005.

During 2004, all recommendations of the Compensation Committee were unanimously approved by the board of directors without modification.

Respectfully submitted,

Frank P. Popoff, Chairman

Gary E. Anderson
J. Daniel Bernson
Nancy Bowman
James A. Currie
Terence F. Moore
Aloysius J. Oliver
Dan L. Smith

Audit Committee Report

The Audit Committee oversees the accounting and financial reporting processes on behalf of the board of directors. The Audit Committee operates pursuant to a written charter. Management has the primary responsibility for the financial statements and the reporting process, including the application of accounting and financial principles, the preparation, presentation and integrity of the financial statements, the systems of internal controls and other procedures designed to ensure compliance with accounting standards and applicable laws and regulations. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements that are included in the 2004 annual report to shareholders with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and Chemical Financial, and has received and discussed with the independent registered public accounting firm the matters in the written disclosures required by the Independence Standards Board and as required under the Sarbanes-Oxley Act of 2002, including considering the permissibility of nonaudit services with the auditors’ independence.

The Audit Committee discussed with Chemical Financial’s internal and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the internal controls, and the overall quality of the financial reporting. The Audit Committee held six meetings during 2004.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board approved) that the audited financial statements for the year ended December 31, 2004 be included in Chemical Financial’s Annual Report on Form 10-K for the year ended December 31, 2004 to be filed with the Securities and Exchange Commission. The Audit Committee has also approved the selection of Chemical Financial’s independent registered public accounting firm for the year ending December 31, 2005.

Respectfully submitted,

Michael L. Dow, Co-Chairman

Terence F. Moore, Co-Chairman
Gary E. Anderson
J. Daniel Bernson
Nancy Bowman
James A. Currie
Thomas T. Huff
Frank P. Popoff
Dan L. Smith
William S. Stavropoulos

Related Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors and officers of Chemical Financial and persons who beneficially own more than 10% of the outstanding shares of Chemical Financial’s common stock to file reports of beneficial ownership and changes in beneficial ownership of shares of common stock with the Securities and Exchange Commission. Securities and Exchange Commission regulations require such persons to furnish Chemical Financial with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that all applicable Section 16(a) reporting and filing requirements were satisfied by such persons from January 1, 2004 through December 31, 2004.

Certain Relationships and Related Transactions

Directors, officers, principal shareholders and their associates were customers of, and had transactions (including loans and loan commitments) with, Chemical Financial’s bank subsidiaries in the ordinary course of business during 2004. All such loans and commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectibility or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future. None of these loan relationships presently in effect are in default as of the date of this proxy statement.

Dividend Reinvestment Program Shares (“Chemical Invest Direct”)

If a shareholder is enrolled in Chemical Financial’s Dividend Reinvestment Program (“Chemical Invest Direct”), the enclosed proxy card covers: (1) all shares of Chemical Financial’s common stock owned directly by the shareholder at the record date, and (2) all shares of Chemical Financial’s common stock held for the shareholder in Chemical Invest Direct at that time. Computershare Investor Services, LLC, as the shareholder’s agent under the program, will vote any common stock held by it under the program in accordance with the shareholder’s written direction as indicated on the proxy card. All such shares will be voted the way the shareholder directs. If no specific instruction is given on a returned proxy card, Computershare Investor Services, LLC will vote as recommended by the board of directors.

Independent Registered Public Accounting Firm

Ernst & Young LLP served as the independent registered public accounting firm for Chemical Financial for 2004 and the Audit Committee has reappointed the firm for 2005. In accordance with prior practice, representatives of Ernst & Young LLP are expected to be present at the annual meeting of shareholders on April 18, 2005, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

A summary of the fees paid to Ernst & Young LLP during each of the two calendar years ending December 31, 2004 follows.

	2004	2003

Audit Fees(1)	$731,500	$387,500
Audit-Related Fees(2)	12,000	11,500
Tax Fees(3)	91,500	0
All Other Fees	0	0

	$835,000	$399,000

(1)	Audit of consolidated financial statements (2004 and 2003), procedures related to the Federal Deposit Insurance Corporation Improvement Act (2004 and 2003), quarterly review procedures for Forms 10-Q (2004 and 2003), Federal Home Loan Bank procedures (2003) and additional internal control testing (2004 and 2003).
(2)	Benefit plan audits (2004 and 2003), information technology controls testing (2003).
(3)	Tax consulting fees, federal and state (2004).

Shareholder Proposals

If you would like a proposal to be presented at the annual meeting of shareholders in 2006 and if you would like your proposal to be considered for inclusion in Chemical Financial’s proxy statement and form of proxy relating to that meeting, you must submit the proposal to Chemical Financial in accordance with Securities and Exchange Commission Rule 14a-8. Chemical Financial must receive your proposal by November 16, 2005 for your proposal to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. To be considered timely, any other proposal that you intend to present at the 2006 annual meeting of shareholders must similarly be received by Chemical Financial by November 16, 2005.

Important Notice Regarding Delivery of Shareholder Documents

As permitted by Securities and Exchange Commission rules, only one copy of this proxy statement and the 2004 Annual Report to Shareholders is being delivered to multiple shareholders sharing the same address unless Chemical Financial has received contrary instructions from one or more of the shareholders who share the same address. We will deliver on a one-time basis, promptly upon written or verbal request from a shareholder at a shared address, a separate copy of our proxy statement and the 2004 Annual Report to Shareholders. Requests should be made to Chemical Financial Corporation, Attn: Lori A. Gwizdala, Chief Financial Officer, 333 E. Main Street, Midland, Michigan 48640, telephone (989) 839-5350. Shareholders sharing an address who are currently receiving multiple copies of the proxy statement and annual report to shareholders may instruct us to deliver a single copy of such documents on an ongoing basis. Such instructions must be in writing, must be signed by each shareholder who is currently receiving a separate copy of the documents, must be addressed to Chemical Financial Corporation, Attn: Lori A. Gwizdala, Chief Financial Officer, 333 E. Main Street, Midland, Michigan 48640, and will continue in effect unless and until we receive contrary instructions as provided below. Any shareholder sharing an address may request to receive and instruct us to send separate copies of the proxy statement and annual report to shareholders on an ongoing basis by written or verbal request to Chemical Financial Corporation, Attn: Lori A. Gwizdala, Chief Financial Officer, 333 E. Main Street, Midland, Michigan 48640, telephone (989) 839-5350. We will begin sending separate copies of such documents within thirty days of receipt of such instructions.

Form 10-K Report Available

Chemical Financial’s Form 10-K Annual Report to the Securities and Exchange Commission, including financial statements and financial statement schedules, will be provided to you without charge upon written request. Please direct your requests to Chemical Financial Corporation, 333 E. Main Street, Midland, Michigan 48640, Attn: Lori A. Gwizdala, Chief Financial Officer. In addition, the Corporation’s Form 10-K Annual Report to the Securities and Exchange Commission will be available on the Corporation’s internet website, www.chemicalbankmi.com in the “Investor Information” section.

By Order of the Board of Directors

David B. Ramaker

President and Chief Executive Officer

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Proxy

This Proxy is Being Solicited on Behalf of the Board of Directors of the Corporation
for the Annual Meeting — April 18, 2005

The undersigned hereby appoints Frank P. Popoff, David B. Ramaker and Aloysius J. Oliver, jointly and severally, proxies, with full power of substitution, to vote all the shares of capital stock of CHEMICAL FINANCIAL CORPORATION that the undersigned may be entitled to vote, including dividend reinvestment plan shares, if any, held of record by the undersigned on February 18, 2005, at the annual meeting of shareholders of Chemical Financial Corporation to be held at the Midland Center for the Arts, 1801 W. St. Andrews, Midland, MI, on Monday, April 18, 2005, and at any adjournment thereof, such proxies being directed to vote as specified on the reverse side of this card or, if no specification is made, FOR the election of all nominees listed for directors and in accordance with their discretion on such other matters that may come before the meeting.

(Continued and to be signed on the reverse side.)

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

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MR A SAMPLE
DESIGNATION (IF ANY)
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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold		For	Withhold

01 — Gary E. Anderson	☐	☐	05 — Thomas T. Huff	☐	☐	09 — David B. Ramaker	☐	☐

02 — J. Daniel Bernson	☐	☐	06 — Terence F. Moore	☐	☐	10 — Dan L. Smith	☐	☐

03 — Nancy Bowman	☐	☐	07 — Aloysius J. Oliver	☐	☐	11 — William S. Stavropoulos	☐	☐

04 — James A. Currie	☐	☐	08 — Frank P. Popoff	☐	☐

B Annual Meeting Attendance

Yes

Please check here if you plan to attend the Annual Meeting.	☐

If this proxy is properly executed and returned, your shares will be voted at the annual meeting and any adjournment.

Where a vote is not specified, the proxies will vote the shares represented by this proxy FOR the election of all nominees listed for directors and in accordance with their discretion on such other matters that may come before the meeting.

C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please date this proxy and sign exactly as your name or names appear on the card. If you are acting in a representative capacity as attorney, executor, administrator, trustee or guardian, please sign name and title.

Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box

Date (mm/dd/yyyy)

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